SUB-ITEM 77I

MFS Inflation-Adjusted Bond Fund (the "Fund"), a series of MFS Series Trust IX (the "Trust"), established a new class of shares, Class R5 Shares, as described in the Fund's prospectus contained in Post-Effective Amendment No. 82 to the Registration Statement of the Trust (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on February 27, 2013, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.